Exhibit 99.1

 FOR IMMEDIATE RELEASE

SPARTAN MOTORS ANNOUNCES PRELIMINARY RESULS FOR FOURTH QUARTER OF 2015

COMPANY TO PRESENT TODAY AT BB&T TRANSPORTATION SERVICES CONFERENCE

CHARLOTTE, Mich., February 10, 2016 – Spartan Motors, Inc. (NASDAQ: SPAR) (Spartan or the Company) today announced preliminary financial results for the fourth quarter of 2015. The Company expects fourth quarter revenue of approximately $140 million, higher than previous guidance of $130 - $135 million. Management also projects a fourth quarter 2015 operating loss of approximately $10.0 million versus prior guidance of an operating loss of approximately $3.0 million. Expected results for the fourth quarter of 2015 include incremental, non-recurring, pre-tax charges of $6.3 million for certain warranty accruals and an additional $0.5 million pertaining to the wind down of our joint venture with Gimaex. Spartan is increasing warranty accruals for service campaigns on certain legacy product designs, as well as general warranty reserves based on a comprehensive review of claims history.

Management intends to provide further detail on the fourth quarter and full year 2015, as well as its outlook on 2016, when it reports financial results on Thursday, February 25, 2016, prior to the market open. Spartan will also host a webcast of its conference call on the same day at 10 a.m. ET to discuss its financial results with analysts and institutional investors.

Spartan Motors management is presenting today at the BB&T 31st Annual Transportation Services Conference. The Company’s presentation, scheduled for 3:45pm Eastern, will be webcast and interested parties may access the webcast in the investor relations section of www.spartanmotors.com.

About Spartan Motors

Spartan Motors, Inc. is a leading designer, engineer, manufacturer and marketer of a broad range of specialty vehicles, specialty chassis, vehicle bodies and parts for the fleet and delivery, recreational vehicle (RV), emergency response, defense forces and contract assembly (light/medium duty truck: Class 3, 4 and 5) markets. The Company's brand names - Spartan Motors, Spartan Specialty Vehicles, Spartan Emergency Response, Spartan Parts and Accessories, and Utilimaster®, a Spartan Motors Company - are known for quality, durability, performance, customer service and first-to-market innovation. The Company employs approximately 1,700 associates at facilities in Michigan, Pennsylvania, South Dakota and Indiana. Spartan reported sales of $507 million in 2014. Visit Spartan Motors at www.spartanmotors.com.

This release contains several forward-looking statements that are not historical facts, including statements concerning our expectations of fourth quarter and full-year 2015 financial results as well as incremental increases to our warranty reserves. These forward-looking statements involve various known and unknown risks, uncertainties, and assumptions that are difficult to predict with regard to timing, extent, and likelihood. Therefore, actual results may materially differ from what may be expressed or forecasted in such forward-looking statements. Factors that could contribute to these differences include the completion of our review of our warranty reserves, additional warranty claims that may be received or other factors that may impact the size of our warranty reserves, and completion of our financial results for the fourth quarter and full-year 2015. Other factors that could affect outcomes are set forth in our Annual Report on Form 10-K and other filings we make with the Securities and Exchange Commission (SEC), which are available at www.sec.gov or our website. All forward-looking statements in this release are qualified by this paragraph. Investors should not place undue reliance on forward-looking statements as a prediction of actual results. We undertake no obligation to publicly update or revise any forward-looking statements in this release, whether as a result of new information, future events, or otherwise.

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CONTACT:

Greg Salchow

Group Treasurer

Spartan Motors, Inc.

(517) 543-6400